SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
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Fidelity Select Portfolios
(Name of Registrant as Specified In Its Charter)

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 15, 2010.

The Letter to Shareholders, Notice of Meeting, and Proxy Statement are available at www.accessmyproxy.com/fidelity.

ENVIRONMENTAL PORTFOLIO
A FUND OF
FIDELITY® SELECT PORTFOLIOS®

82 Devonshire Street, Boston, Massachusetts 02109
1-800-544-8544

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of Environmental Portfolio:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the Meeting) of Environmental Portfolio (the fund), a series of Fidelity Select Portfolios (the trust), will be held at an office of the trust, 245 Summer Street, Boston, Massachusetts 02210 (at the corner of Summer and Dorchester Streets, across from Boston's South Station) on June 15, 2010, at 9:00 a.m. Eastern Time (ET). The purpose of the Meeting is to consider and act upon the following proposals, and to transact such other business as may properly come before the Meeting or any adjournments thereof.

1A. To modify the fund's fundamental "invests primarily" policy (the investment policy concerning the fund's primary investments).

1B. To modify the fund's fundamental concentration policy.

The Board of Trustees has fixed the close of business on April 19, 2010 as the record date for the determination of the shareholders of the fund entitled to notice of, and to vote at, such Meeting and any adjournments thereof.

By order of the Board of Trustees,
SCOTT C. GOEBEL Secretary

April 19, 2010

Your vote is important - please vote your shares promptly.

Shareholders are invited to attend the Meeting in person. Any shareholder who does not expect to attend the Meeting is urged to vote using the touch-tone telephone or internet voting instructions found below or indicate voting instructions on the enclosed proxy card, date and sign it, and return it in the envelope provided, which needs no postage if mailed in the United States. In order to avoid unnecessary expense, we ask your cooperation in responding promptly, no matter how large or small your holdings may be. If you wish to wait until the Meeting to vote your shares, you will need to request a paper ballot at the Meeting in order to do so.

INSTRUCTIONS FOR EXECUTING PROXY CARD

The following general rules for executing proxy cards may be of assistance to you and help avoid the time and expense involved in validating your vote if you fail to execute your proxy card properly.

1. Individual Accounts: Your name should be signed exactly as it appears in the registration on the proxy card.

2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

3. All other accounts should show the capacity of the individual signing. This can be shown either in the form of the account registration itself or by the individual executing the proxy card. For example:

		REGISTRATION	VALID SIGNATURE
A.	1)	ABC Corp.	John Smith, Treasurer
	2)	ABC Corp.	John Smith, Treasurer
		c/o John Smith, Treasurer
B.	1)	ABC Corp. Profit Sharing Plan	Ann B. Collins, Trustee
	2)	ABC Trust	Ann B. Collins, Trustee
	3)	Ann B. Collins, Trustee u/t/d 12/28/78	Ann B. Collins, Trustee
C.	1)	Anthony B. Craft, Cust.	Anthony B. Craft
		f/b/o Anthony B. Craft, Jr.
		UGMA

INSTRUCTIONS FOR VOTING BY TOUCH-TONE TELEPHONE
OR THROUGH THE INTERNET

1. Read the proxy statement, and have your proxy card or notice handy.

2. Call the toll-free number or visit the web site indicated on your proxy card or notice.

3. Enter the number found either in the box on the front of your proxy card or on the proposal page of your notice.

4. Follow the recorded or on-line instructions to cast your vote.

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS OF
FIDELITY SELECT PORTFOLIOS: ENVIRONMENTAL PORTFOLIO

TO BE HELD ON JUNE 15, 2010

This Proxy Statement is furnished in connection with a solicitation of proxies made by, and on behalf of, the Board of Trustees of Fidelity Select Portfolios (the trust) to be used at the Special Meeting of Shareholders of Environmental Portfolio (the fund) and at any adjournments thereof (the Meeting), to be held on June 15, 2010, at 9:00 a.m. ET at 245 Summer Street, Boston, Massachusetts 02210, an office of the trust and Fidelity Management & Research Company (FMR), the fund's investment adviser.

The purpose of the Meeting is set forth in the accompanying Notice. The solicitation is being made primarily by the mailing of this Proxy Statement and the accompanying proxy on or about April 19, 2010. Supplementary solicitations may be made by mail, telephone, telegraph, facsimile, electronic means or by personal interview by representatives of the trust. In addition, D.F. King & Co., Inc. may be paid on a per-call basis to solicit shareholders by telephone on behalf of the fund at an anticipated cost of approximately $15,000. The fund may also arrange to have votes recorded by telephone. D.F. King & Co., Inc. may be paid on a per-call basis for vote-by-phone solicitations on behalf of the fund at an anticipated cost of approximately $5,000.

If the fund records votes by telephone or through the internet, it will use procedures designed to authenticate shareholders' identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions, and to confirm that their instructions have been properly recorded. Proxies voted by telephone or through the internet may be revoked at any time before they are voted in the same manner that proxies voted by mail may be revoked.

The expenses in connection with preparing this Proxy Statement and its enclosures and all solicitations will be paid by the fund, provided the expenses do not exceed the fund's existing voluntary expense cap of 1.15%.

Expenses exceeding the fund's voluntary expense cap will be paid by FMR.

The fund will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of shares.

The principal business address of FMR, the fund's investment adviser and administrator, and FMR Co., Inc. (FMRC), sub-adviser to the fund, is 82 Devonshire Street, Boston, Massachusetts 02109. The principal business address of Fidelity Distributors Corporation (FDC), the fund's principal underwriter and distribution agent, is 82 Devonshire Street, Boston, Massachusetts, 02109. Fidelity Management & Research (U.K.) Inc. (FMR U.K.), located at 10 Paternoster Square, 4th Floor, London, EC4M 7DY, England; Fidelity Management & Research (Hong Kong) Limited (FMR H.K.), located at Floor 19, 41 Connaught Road Central, Hong Kong; Fidelity Management & Research (Japan) Inc. (FMR Japan), located at Kamiyacho Prime Place, 1-17, Toranomon-4-Chome, Minato-ku, Tokyo 105-0001, Japan; Fidelity Research & Analysis Company (FRAC), located at 82 Devonshire Street, Boston, Massachusetts 02109; FIL Investments (Japan) Limited (FIJ), located at Shiroyama Trust Tower, 4-3-1, Toranomon, Minato-ku, Tokyo 105-6019, Japan; FIL Investment Advisors (FIIA), located at Pembroke Hall, 42 Crow Lane, Pembroke HM19, Bermuda and FIL Investment Advisors (U.K.) Limited (FIIA(U.K.)L), located at Oakhill House, 130 Tonbridge Road, Hildenborough, TN119DZ, United Kingdom are also sub-advisers to the fund.

If the enclosed proxy is executed and returned, or an internet or telephonic vote is delivered, that vote may nevertheless be revoked at any time prior to its use by written notification received by the trust, by the execution of a later-dated proxy, by the trust's receipt of a subsequent valid internet or telephonic vote, or by attending the Meeting and voting in person.

All proxies solicited by the Board of Trustees that are properly executed and received by the Secretary prior to the Meeting, and are not revoked, will be voted at the Meeting. Shares represented by such proxies will be voted in accordance with the instructions thereon. If no specification is made on a properly executed proxy, it will be voted FOR the matters specified on the proxy. All shares that are voted and votes to ABSTAIN will be counted towards establishing a quorum, as will broker non-votes. (Broker non-votes are shares for which (i) the beneficial owner has not voted and (ii) the broker holding the shares does not have discretionary authority to vote on the particular matter.)

With respect to fund shares held in Fidelity individual retirement accounts (including Traditional, Rollover, SEP, SARSEP, Roth and SIMPLE IRAs), the IRA Custodian will vote those shares for which it has received instructions from shareholders only in accordance with such instructions. If Fidelity IRA shareholders do not vote their shares, the IRA Custodian will vote their shares for them, in the same proportion as other Fidelity IRA shareholders have voted.

If a quorum is not present at the Meeting, or if a quorum is present at the Meeting but sufficient votes to approve one or more of the proposed items are not received, or if other matters arise requiring shareholder attention, the persons named as proxy agents may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares present at the Meeting or represented by proxy. When voting on a proposed adjournment, the persons named as proxy agents will vote FOR the proposed adjournment all shares that they are entitled to vote with respect to each item, unless directed to vote AGAINST an item, in which case such shares will be voted AGAINST the proposed adjournment with respect to that item. A shareholder vote may be taken on one or more of the items in this Proxy Statement prior to such adjournment if sufficient votes have been received and it is otherwise appropriate. Please visit www.fidelity.com/proxies to determine the status of this scheduled Meeting.

On February 28, 2010 there were ________ shares of the fund issued and outstanding.

[As of February 28, 2010 , the nominees and officers of the trust owned, in the aggregate, less than 1% of the fund's outstanding shares.]

[To the knowledge of the trust, substantial (5% or more) record and/or beneficial ownership of the fund on February 28, 2010 was as follows:]

To the knowledge of the trust, no [other] shareholder owned of record or beneficially more than 5% of the outstanding shares of the fund on that date.

FMR has advised the trust that certain shares are registered to FMR or an FMR affiliate. To the extent that FMR or an FMR affiliate has discretion to vote, these shares will be voted at the Meeting FOR each proposal. Otherwise, these shares will be voted in accordance with the plan or agreement governing the shares. Although the terms of the plans and agreements vary, generally the shares must be voted either (i) in accordance with instructions received from shareholders or (ii) in accordance with instructions received from shareholders and, for shareholders who do not vote, in the same proportion as certain other shareholders have voted.

Shareholders of record at the close of business on April 19, 2010 will be entitled to vote at the Meeting. Each such shareholder will be entitled to one vote for each dollar of net asset value held on that date, with fractional dollar amounts entitled to a proportional fractional vote.

For a free copy of the fund's annual report for the fiscal year ended February 28, 2010 call 1-800-544-8544, visit Fidelity's web site at www.fidelity.com, or write to FDC at 82 Devonshire Street, Boston, Massachusetts 02109.

VOTE REQUIRED: Approval of Proposals 1A and 1B requires the affirmative vote of a "majority of the outstanding voting securities" of the fund. Under the Investment Company Act of 1940 (1940 Act), the vote of a "majority of the outstanding voting securities" means the affirmative vote of the lesser of (a) 67% or more of the voting securities present at the Meeting or represented by proxy if the holders of more than 50% of the outstanding voting securities are present or represented by proxy or (b) more than 50% of the outstanding voting securities. With respect to each Proposal, votes to ABSTAIN and broker non-votes will have the same effect as votes cast AGAINST the Proposal.

If the following proposals are approved, the fund will compare its performance to the FTSE Environmental Opportunities & Alternative Energy Index and will be renamed Environment and Alternative Energy Portfolio.

The Board of Trustees, including the Independent Trustees, recommends modifying Environmental Portfolio so that its investment policies include alternative and renewable energy, energy efficiency, pollution control, water infrastructure, and waste management. Broadening the fund's investment focus will result in a fund with more diverse holdings and provide greater exposure to faster growing industries like alternative energy and energy efficiency, while reducing exposure to slower growth industries like waste management.

Currently, the fund invests primarily in companies engaged in the research, development, manufacture or distribution of products, processes or services related to waste management, pollution control or reduction, conservation, improving the environment or other environmental concerns. These companies may include, for example, companies involved in the following:

  transportation, treatment, and disposal of hazardous or other wastes;
  transforming waste into energy; recycling; and participating in remedial projects, including groundwater and underground storage tank decontamination, asbestos cleanup, and emergency cleanup response;
  detection, analysis, evaluation, and treatment of both existing and potential environmental problems such as contaminated water, air pollution, and acid rain;
  sanitation or filtration equipment or services;
  reduction of hazardous emissions or other pollution reduction or prevention efforts;
  design, engineering, construction, and consulting services to companies engaged in waste management or pollution control; and
  manufacturing wind turbines, electric utilities with geothermal-fired plants, or organic foods suppliers.

If shareholders approve the proposals that follow, the fund will broaden its focus to invest primarily in companies engaged in business activities related to alternative and renewable energy, energy efficiency, pollution control, water infrastructure, waste and recycling technologies, or other environmental support services. These companies may include, for example, companies involved in the following:

  alternative and renewable energy such as solar, wind, biofuels, hydropower, or geothermal power;
  energy efficiency and energy conservation products and services such as energy-efficient home or building design and insulation, including heating and cooling, lighting, or appliances, as well as fuel efficient vehicles such as hybrid and electric cars;
  pollution reduction and prevention activities to control emissions;
  water infrastructure related to water distribution, water purification, the collection, treatment, or reclamation of wastewater, and other water storage and maintenance; and
  waste management and recycling activities such as the transportation, treatment, and disposal of hazardous or other wastes, transforming waste into energy and other recycling, and sanitation or filtration equipment or services.

In addition, if the proposals are approved by shareholders, the fund will be renamed Environment and Alternative Energy Portfolio and the fund's benchmark will change from the MSCI® U.S. Investable Market (IM) Industrials 25/50 Index to the FTSE Environmental Opportunities & Alternative Energy Index. This new name will better reflect the fund's new investment focus and the new benchmark will provide shareholders with a more meaningful benchmark they can use to evaluate performance. The FTSE Environmental Opportunities & Alternative Energy Index will comprise approximately 70% domestic and 30% foreign companies due to the global nature of the alternative and renewable energy industries. As a result, FMR expects the fund's foreign holdings to increase.

Top ten holdings and index holdings categories for the fund's current and proposed benchmark index are shown below. A fund's benchmark index is illustrative of its potential investment universe, and the top ten holdings and index holdings categories comparison provides some indication of how the fund's investment universe may change. The fund may or may not hold any of the securities named below.

Comparison of Index Constituents as of January 31, 2010 (top ten constituents, in alphabetical order)
MSCI U.S. IM Industrials 25/50 Index	FTSE Environmental Opportunities & Alternative Energy Index
Boeing	Archer Daniels Midland
Burlington Northern Santa Fe	Danaher
Caterpillar	Emerson Electric
Emerson Electric	ENEL
General Electric	FPL Group
Honeywell International	Honeywell International
3M	Iberdola
Union Pacific	Praxair
United Parcel Service	3M
United Technologies	United Technologies

Bold text indicates constituents in both benchmarks, though not necessarily in the top 10 of both.

Comparison of Index Constituents by Category as of January 31, 2010
MSCI U.S. IM Industrials 25/50 Index		FTSE Environmental Opportunities & Alternative Energy Index
Aerospace & Defense	22.0%	Alternative & Renewable Energy	34.9%
Industrial Conglomerates	19.7%	Energy Efficiency	27.1%
Industrial Machinery	10.4%	Environmental Support Services	18.6%
Construction & Machinery	7.9%	Water Infrastructure & Technologies	8.0%
Railroads	7.9%	Waste Management & Technologies	6.2%
Air Freight & Couriers	6.5%	Pollution Control	5.2%
Electrical Components	6.5%
Other	19.1%

The following graph and chart below compare the fund's performance to its current and proposed benchmarks. The current and proposed indices provide a representation of the fund's current and proposed investment universe and this chart allows you to compare the performance and volatility of these representations over time.

Performance information is shown for the Environmental Portfolio, the MSCI U.S. IM Industrials 25/50 Index and the FTSE Environmental Opportunities & Alternative Energy Index. The MSCI U.S. IM Industrials 25/50 Index is a modified market capitalization-weighted index of stocks designed to measure the performance of industrials companies in the MSCI U.S. IM 2500 Index. Index returns shown for periods prior to January 1, 2010 are returns of the MSCI U.S. IM Industrials Index. The MSCI U.S. IM Industrials Index is a market capitalization-weighted index of stocks designed to measure the performance of industrials companies in the MSCI U.S. IM 2500 Index. The FTSE Environmental Opportunities & Alternative Energy Index is a modified market capitalization-weighted index designed to measure the performance of the equity markets of securities derived from the FTSE Environmental Opportunities USA Index and the largest 50 non-U.S. companies in the FTSE Environmental Opportunities Renewable & Alternative Energy Index.

During the periods shown in the chart:	Highest Return (Quarter Ended)	Lowest Return (Quarter Ended)
Environmental Portfolio	22.39% (Q2 09)	-22.49% (Q3 01)
MSCI U.S. IM Industrials 25/50 Index	21.52% (Q3 09)	-24.25% (Q4 08)
FTSE Environmental Opportunities & Alternative Energy Index	20.23% (Q2 09)	-44.99% (Q4 08)

The fund will compare its performance to the FTSE Environmental Opportunities & Alternative Energy Index and be renamed Environment and Alternative Energy Portfolio, and its new policies will take effect on the first day of the month following shareholder approval.

If the proposals are approved, the fund also will change its name test policy. The fund's current name test policy is to normally invest at least 80% of assets in securities of companies principally engaged in the research, development, manufacture or distribution of products, processes or services related to waste management, pollution control or reduction, conservation, improving the environment or other environmental concerns. The fund's new name test policy will be to normally invest at least 80% of assets in securities of companies principally engaged in business activities related to alternative and renewable energy, energy efficiency, pollution control, water infrastructure, waste and recycling technologies, or other environmental support services.

In addition, if the proposals are approved, FMR currently expects that Anna Davydova, who was recently named as a co-manager of the fund, will take over as sole portfolio manager of the fund.

The changes to the fund's benchmark, name and name test policy will not take effect unless the following proposals are approved.

1A. To modify the fund's fundamental "invests primarily" policy.

The fund's current fundamental investment policy concerning its primary investments states that the fund "invests primarily in companies engaged in the research, development, manufacture or distribution of products, processes or services related to waste management, pollution control or reduction, conservation, improving the environment or other environmental concerns."

The Trustees recommend that shareholders of the fund vote to modify this fundamental investment policy to state that the fund "invests primarily in companies engaged in [the research, development, manufacture or distribution of products, processes or services related to waste management, pollution control or reduction, conservation, improving the environment or other environmental concerns] business activities related to alternative and renewable energy, energy efficiency, pollution control, water infrastructure, waste and recycling technologies, or other environmental support services." (proposed additional language is underlined, deleted language is [bracketed])

The primary purpose of the proposal is to facilitate positioning the fund to broaden its investment policies, as explained above. If the proposal is approved, the modified fundamental investment policy cannot be changed again without the approval of shareholders.

CONCLUSION. The Trustees recommend voting FOR the proposal. If this proposal and proposal 1B are not approved by the shareholders of the fund, the fund's current fundamental policies will remain unchanged.

1B. To modify the fund's fundamental concentration policy.

The fund's current fundamental investment policy concerning the concentration of its investments within a single industry states: "The fund may not purchase the securities of any issuer if, as a result, less than 25% of the fund's total assets would be invested in the securities of issuers principally engaged in the business activities having the specific characteristics denoted by the fund."

The Trustees recommend that shareholders of the fund vote to modify this fundamental investment policy to state: "The fund may not purchase the securities of any issuer if, as a result, less than 25% of the fund's total assets would be invested in the securities of issuers principally engaged in [the business activities having the specific characteristics denoted by the fund] the environment and alternative energy industries." (proposed additional language is underlined, deleted language is [bracketed])

The primary purpose of the proposal is to clearly state the industries in which the fund will concentrate, as required by the 1940 Act. If the proposal is approved, the modified fundamental concentration policy cannot be changed again without the approval of shareholders.

CONCLUSION. The Trustees recommend voting FOR the proposal. If this proposal and proposal 1A are not approved by the shareholders of the fund, the fund's current fundamental policies will remain unchanged.

OTHER BUSINESS

The Board knows of no other business to be brought before the Meeting. However, if any other matters properly come before the Meeting, it is the intention that proxies that do not contain specific instructions to the contrary will be voted on such matters in accordance with the judgment of the persons therein designated.

SUBMISSION OF CERTAIN SHAREHOLDER PROPOSALS

The trust does not hold annual shareholder meetings. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting should send their written proposals to the Secretary of the Fund, attention "Fund Shareholder Meetings," 82 Devonshire Street, Mailzone V10A, Boston, Massachusetts 02109. Proposals must be received a reasonable time before the fund begins to print and send its proxy materials to be considered for inclusion in the proxy materials for the meeting. Timely submission of a proposal does not, however, necessarily mean the proposal will be included. Persons named as proxies for any subsequent shareholder meeting will vote in their discretion with respect to proposals submitted on an untimely basis.

NOTICE TO BANKS, BROKER-DEALERS AND
VOTING TRUSTEES AND THEIR NOMINEES

Please advise the trust, in care of Fidelity Investments Institutional Operations Company, Inc., 100 Salem St., Smithfield, RI, 02197, whether other persons are beneficial owners of shares for which proxies are being solicited and, if so, the number of copies of the Proxy Statement and Annual Reports you wish to receive in order to supply copies to the beneficial owners of the respective shares.

Fidelity and Select Portfolios are registered trademarks of FMR LLC.

The third party marks appearing above are the marks of their respective owners.

1.909581.100	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	SELENV-pxs-0410

Form of Proxy Card: Environmental Portfolio

Fidelity Investments® (logo)	Vote this proxy card TODAY! Your prompt response will save the expense of additional mailings.

PO Box 673023 Dallas, TX 75267-3023

	LOG-ON:	Vote on the internet at www.2voteproxy.com/proxy and follow the on-screen instructions.
	CALL:	To vote by phone call toll-free 1-800-597-7836 and follow the recorded instructions.

[Control Number prints here]	MAIL:	Return the signed proxy card in the enclosed envelope.

[TRUST NAME: FUND NAME Prints Here]
PROXY SOLICITED BY THE TRUSTEES

The undersigned, revoking previous proxies, hereby appoint(s) Edward C. Johnson 3d, Margaret A. Carey, and Dennis J. Dirks, or any one or more of them, attorneys, with full power of substitution, to vote all shares of the fund as indicated above which the undersigned is entitled to vote at the Special Meeting of Shareholders of the fund to be held at an office of the trust at 245 Summer Street, Boston, MA 02210, on June 15, 2010 at 9:00 a.m. Eastern Time and at any adjournments thereof. All powers may be exercised by a majority of said proxy holders or substitutes voting or acting or, if only one votes and acts, then by that one. This Proxy shall be voted on the proposals described in the Proxy Statement as specified on the reverse side. Receipt of the Notice of the Meeting and the accompanying Proxy Statement is hereby acknowledged.

...........................................................................	...........................................................................
...........................................................................	..................................................	PLEASE SIGN, DATE, AND RETURN PROMPTLY IN ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET Dated_______________

...........................................................................	...........................................................................

Signature(s) (Title(s), if applicable) (Sign in the Box)

NOTE: Please sign exactly as your name appears on this Proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate or partnership proxies should be signed by an authorized person indicating the person's title.

...........................................................................
...........................................................................	...........................................................................	Fidelity Select Portfolios®

Please refer to the Proxy Statement discussion of each of these matters.

IF THE PROXY IS SIGNED, SUBMITTED, AND NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSALS.

As to any other matter, said attorneys shall vote in accordance with their best judgment.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING:

Please fill in box(es) as shown using black or blue ink or number 2 pencil. [X] PLEASE DO NOT USE FINE POINT PENS.
		FOR	AGAINST	ABSTAIN
1A.	To modify the fund's fundamental "invests primarily" policy (the investment policy concerning the fund's primary investments).	(_)	(_)	(_)
1B.	To modify fund's fundamental concentration policy.	(_)	(_)	(_)
PLEASE SIGN ON REVERSE SIDE
SELENV-PXC-0410